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                                                                    EXHIBIT 99.7


FOR IMMEDIATE RELEASE                  Investor contact:   Kirk Brewer
                                                           972.801.8012

                                       Media contact:      Scott Baradell
                                                           972.801.8180



                          PAGENET RECEIVES APPROVAL OF
                     FIRST-DAY MOTIONS FROM BANKRUPTCY COURT
           Court Affirms Employee Compensation, Payment of All Vendors
       in the Ordinary Course, and Continuation of All Customers Services

         DALLAS, July 25 - Paging Network, Inc. (Nasdaq: PAGE) said the U.S. Bankruptcy Court for the District of Delaware today approved various first-day motions in connection with its voluntary reorganization under Chapter 11, filed with the court yesterday.

         Among other motions, the court approved PageNet's requests to continue all employee compensation and benefits plans; customer sales, support and service activities; and payment of all funds due to suppliers in the ordinary course. A motion permitting PageNet's bank group to provide Debtor-In-Possession
(DIP) financing also was approved by the court.

         Representatives of bondholders owning a substantial majority of PageNet's bonds appeared before the court today to voice support for the PageNet reorganization and merger with Arch Communications Group, Inc. In addition, representatives of all of PageNet's banks appeared to voice their support.

         PageNet is a leading provider of wireless messaging with subscribers in all 50 states, the District of Columbia, the U.S. Virgin Islands, Puerto Rico and Canada. The company offers a full range of paging and advanced messaging services, including guaranteed-delivery messaging and two-way wireless e-mail. Arch Communications Group, Inc., Westborough, MA, is a leading U.S. wireless messaging company. It provides local, regional and nationwide wireless communications services to customers

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PageNet receives approval of first-day motions from bankruptcy court
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in all 50 states, the District of Columbia and in the Caribbean. Arch operates approximately 300 offices and company-owned stores across the country. Arch's pending merger with Paging Network, Inc. will create one of the leading wireless messaging companies in North America.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in, or made in conjunction with, this release which are not historical fact, such as forward-looking statements concerning future financial performance and growth of the business of PageNet, Arch and the future combined company, involve risks and uncertainties, including those described in Arch's and PageNet's most recent Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission. Although Arch and PageNet believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they can give no assurance that their expectations will be attained. Factors that could cause actual results to differ materially from their expectations include the recapitalization of the combined companies, challenges of integrating the businesses of Arch and PageNet, competitive pricing pressures, the introduction of products and services by competitors, the performance of vendors and independent contractors, costs and timing associated with post-merger synergies and cost reductions, the timing, performance and market acceptance of new products and services, including the construction, testing and placement into operation of the Company's advanced messaging network, future capital needs following the merger, the financial condition of the Company and the uncertainty of additional funding, and other risks. Any forward-looking statements represent the best judgment of both Arch and PageNet as of the date of this release. The companies disclaim any intent or obligation to update any forward-looking statements.